UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2020 (October 5, 2020)

MSCI Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich St., 49th Floor, New York, NY 10007

(Address of principal executive offices) (Zip Code)

(212) 804-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MSCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by MSCI Inc. (the “Company”) under Item 5.02 on September 25, 2020 reporting that, pursuant to mutual agreement, Ms. Linda S. Huber, was stepping down from her role as Chief Financial Officer (“CFO”) of the Company and Mr. Andrew C. Wiechmann was succeeding her as CFO, effective September 25, 2020. This Amendment No. 1 is being filed to provide the material terms of the agreement the Company entered into with Ms. Huber in connection with her departure, the terms of which were not yet finalized as of the time of filing of the current report on Form 8-K on September 25, 2020.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2020, the Company entered into a Change of Employment Status and Release Agreement (the “Agreement”) with Ms. Huber, pursuant to which Ms. Huber will remain employed in a non-executive capacity with the Company for a transition period ending on December 31, 2020, during which period she will continue to receive her current base salary and will continue to be eligible to participate in the Company’s employee benefit programs.

Ms. Huber will receive the departure benefits set forth in her existing offer letter with the Company, dated April 17, 2019. Pursuant to the existing terms of Ms. Huber’s equity award agreements, a pro rata portion of her unvested restricted stock units (“RSUs”) and performance stock units (“PSUs”) granted with a three-year performance period (“3-Year PSUs”) that are outstanding under the MSCI Inc. 2016 Omnibus Incentive Plan will continue to vest based on the portion of the applicable vesting period during which she was employed by the Company (and, in the case of the 3-Year PSUs, subject to achievement of the applicable performance conditions). Any outstanding PSUs held by Ms. Huber that were granted with a five-year performance period will be forfeited in their entirety in accordance with their existing terms.

The above described payments and benefits are subject to the terms of the Agreement, including a general release of claims in favor of the Company, as well as certain confidentiality, non-disparagement, non-competition and non-solicitation restrictive covenants.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Change of Employment Status and Release Agreement, entered into on October 5, 2020, between MSCI Inc. and Linda S. Huber
Exhibit 104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: October 7, 2020	By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chairman and Chief Executive Officer